                                      [Letterhead]



                                     May 11, 1999



Evergreen Resources, Inc.
1401 17th Street, Suite 1200
Denver, Colorado 80202

Gentlemen:

     I have acted as counsel for Evergreen Resources, Inc., a Colorado corporation (the "Company") and the Subsidiary Guarantors (as defined below), in connection with the registration by the Company and the Subsidiary Guarantors, under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale (a) by the Company from time to time, pursuant to Rule 415 under the Securities Act, of (i) unsecured debt securities, in one or more series, consisting of notes, debentures or other evidences of indebtedness ("Debt Securities"), (ii) shares of common stock, no par value, of the Company including attached preferred share purchase rights ("Common Stock"), (iii) shares of preferred stock, par value $1.00 per share, of the Company in one or more series ("Preferred Stock"), which may be issued in the form of depositary shares evidenced by depositary receipts ("Depositary Shares)", (iv) warrants representing rights to purchase Debt Securities, Common Stock or Preferred Stock ("Warrants") and (v) subscription rights evidencing the right to purchase Debt Securities, Common Stock, Preferred Stock, Depositary Shares or Warrants ("Subscription Rights") and (b) by the subsidiaries of the Company (the "Subsidiary Guarantors") from time to time, pursuant to Rule 415 under the Securities Act of guarantees of the obligations of the Company under the Debt Securities (the "Guarantees"). The aggregate initial offering price of the Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants and Subscription Rights offered by the Company in any such offering will not exceed $150,000,000. The term "Securities" shall collectively refer to the Debt Securities, the Common Stock, the Preferred Stock, the Depositary Shares, the Warrants and the Subscription Rights offered by the Company and the Guarantees. The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements to the Prospectus contained in the Company's Form S-3 Registration Statement, as amended (the "Registration Statement"), to which this opinion is an exhibit.

     I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Articles of Incorporation and Bylaws of the Company and each of the Subsidiary Guarantors, (ii) the form of Senior Indenture ("Senior Debt Indenture") relating to senior debt of the Company ("Senior Debt Securities"), including any Guarantees thereof, included as an exhibit to the Registration Statement, (iii) the form of Subordinated Indenture ("Subordinated Debt Indenture" and collectively with the Senior Debt Indenture, the "Indentures") relating to subordinated debt of the Company ("Subordinated Debt Securities"), including any Guarantees thereof, included as an exhibit

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Evergreen Resources, Inc.
May 11, 1999
Page 2



to the Registration Statement, and (iv) such other certificates, instruments and documents as I considered appropriate for purposes of the opinions hereafter expressed. In addition, I reviewed such questions of law as I considered appropriate.

     In connection with this opinion, I have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), have become effective; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing any Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) each Indenture will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by me; (v) each person signing each Indenture will have the legal capacity and authority to do so; (vi) at the time of any offering or sale of any shares of Common Stock or Preferred Stock, that the Company will have such number of shares of Common Stock or Preferred Stock, as set forth in such offering or sale, authorized, established (if applicable) and available for issuance; (vii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (viii) Securities issuable upon conversion, exchange or exercise of any Securities being offered will have been duly authorized, established (if appropriate) and reserved for issuance upon such conversion, exchange or exercise (if appropriate).

     Based upon the foregoing examination and review, I am of the opinion that:

     (i) When (a) the applicable Indenture has been duly executed and delivered and duly qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), (b) the board of directors of the Company (or a duly authorized committee thereof) has taken all necessary action to approve the issuance and terms of any Debt Securities, (c) the terms of such Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restriction imposed by any court or governmental body having jurisdiction over the Company, and (d) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement and any Prospectus Supplement relating thereto, such Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equitable principles, and any shares of Common Stock and Preferred Stock issued upon conversion of any such Debt Securities in accordance with the terms of the applicable Indenture will be duly authorized, validly issued, fully paid and nonassessable.

     (ii) When (a) the applicable Indenture has been duly executed and delivered and duly
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Evergreen Resources, Inc.
May 11, 1999
Page 3


            qualified under the TIA, (b) the board of directors of the applicable Subsidiary Guarantor (or a duly authorized committee thereof) or the other applicable governing body has taken all necessary action to approve the issuance and terms of any Guarantee, (c) the terms of such Guarantee have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon such Subsidiary Guarantor and so as to comply with any requirements or restriction imposed by any court or governmental body having jurisdiction over such Subsidiary Guarantor, and (d) such Guarantees have been duly executed and authenticated in accordance with the applicable Indenture and the Debt Securities relating to such Guarantees have been issued and sold as contemplated in the Registration Statement and any Prospectus Supplement relating thereto, such Guarantees will constitute valid and legally binding obligations of such Subsidiary Guarantor, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equitable principles.

     (iii) When (a) the board of directors of the Company (or a duly authorized committee thereof) has taken all necessary corporate action to approve a warrant agreement relating to the Warrants (the "Warrant Agreement"), (b) the Warrant Agreement has been duly executed and delivered, (c) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement relating to such Warrants so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (d) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement relating to such Warrants, and issued and sold for valid consideration in the form and in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equitable principles.

     (iv) When (a) the board of directors of the Company (or a duly authorized committee thereof) has taken all necessary corporate action to approve the issuance of Subscription Rights, (b) the terms of the Subscription Rights and of their issuance have been duly established so as not to violate any applicable law or result in a default under or beach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (c) the Subscription Rights have been duly issued and sold in the form and in the manner contemplated in the
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Evergreen Resources, Inc.
May 11, 1999
Page 4

            Registration Statement and any Prospectus Supplement relating thereto, such Subscription Rights will constitute valid and binding obligations of the Company, enforceable in accordance with their terms subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equitable principles.

     (v) When (a) the board of directors of the Company (or a duly authorized committee thereof) has taken all necessary corporate action to approve the issuance and sale of any shares of Common Stock or of any series of Preferred stock (and Depositary Shares, if applicable), and (b) such shares have been issued and sold as contemplated in the Registration Statement and any Prospectus Supplement relating thereto, all such shares (including any shares of Common Stock issued upon exercise of any Warrants or Subscription Rights for Common Stock, upon conversion of any Debt Securities that are convertible or exchangeable for Common Stock or upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock, and including any shares of Preferred Stock issued upon exercise of any Warrants or Subscription Rights for Preferred Stock or upon conversion of any Debt Securities that are convertible or exchangeable for Preferred Stock) will be duly authorized, validly issued, fully paid and nonassessable.

     The foregoing opinions are limited to the laws of the United States of America and the State of Colorado.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name in the Prospectus forming a part of the Registration Statement under the caption "Legal Matters." In giving this consent, I do not admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

                                   Very truly yours,





                                   /s/ John B. Wills

                                   John B. Wills


JBW/db